                                                                EXHIBIT 99.08


                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


     I, Gustavo Moreno, hereby consent to the use, in the Registration Statement on Form S-1 of U.S.A. Floral Products, Inc., a Delaware corporation (the "Company"), to which this consent is filed as an exhibit included therein, of my name as a person about to become a Director of the Company.



                                                    /s/ Gustavo Moreno
                                             ---------------------------------
                                                        GUSTAVO MORENO

November 5, 1997